UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 20, 2020

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199

(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	MCHP	NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported on a Form 8-K filed by Microchip Technology Incorporated (“Microchip”) on November 20, 2020, Microchip entered into separate privately-negotiated exchange agreements (collectively, the “Exchange”) with certain holders of its outstanding 1.625% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”), 1.625% Convertible Senior Subordinated Notes due 2027 (the “2027 Notes”) and 2.250% Convertible Junior Subordinated Notes due 2037 (the “2037 Notes” and, together with the 2025 Notes and the 2027 Notes, collectively, the “Existing Notes”).

This Form 8-K is being filed to update certain information regarding the Exchange including the amount of Existing Notes in the Exchange, the number of shares of Microchip common stock, par value $0.001 per share (the “Common Stock”), being issued in the Exchange and the amount of Existing Notes that will remain outstanding after the Exchange. Specifically, in the Exchange, Microchip will issue, deliver and pay, as the case may be, an aggregate of (a) $665.5 million principal amount of 0.125% Convertible Senior Subordinated Notes due 2024 (the “New Notes”), (b) approximately 8.5 million shares of Common Stock and (c) $434.9 million in cash, collectively, in exchange for approximately $90.0 million principal amount of the 2025 Notes, approximately $588.8 million principal amount of the 2027 Notes and approximately $407.7 million principal amount of the 2037 Notes. The conversion rate will initially be 5.3514 shares of Common Stock per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $186.87 per share of Common Stock). The conversion rate will be subject to adjustment upon the occurrence of certain events under the indenture for the New Notes.

As previously disclosed, the Exchange is expected to close on or about December 1, 2020. Following the closing of the Exchange, $222.4 million in aggregate principal amount of 2025 Notes will remain outstanding, $455.5 million in aggregate principal amount of 2027 Notes will remain outstanding and $278.6 million in aggregate principal amount of 2037 Notes will remain outstanding, in each case, with terms unchanged.

The Exchange is being conducted as a private placement and the shares of Common Stock and the New Notes to be issued in the Exchange will be issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and were offered only to persons believed to be either (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. Microchip is relying on this exemption from registration based on the representations made by the holders of the Notes participating in the Exchange. This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated

Date: November 23, 2020

	By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer

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